                                                                      Exhibit 21
                                                                      ----------



                         Subsidiaries of the Registrant
                         ------------------------------


                                                State or Jurisdiction
Subsidiary                                        of Incorporation
----------                                      ---------------------

Genetics Institute, Inc. of                         Delaware
  Japan
GI Japan, Inc.                                      Delaware
GI JJV, Inc.                                        Delaware
GI-Yamanouchi, Inc.                                 Japan
Genetics Institute of Europe, Inc.                  Delaware
Genetics Institute of Europe B.V.                   Netherlands
GI Europe, Inc.                                     Delaware
GI Drug Design, Inc.                                Delaware
MetaMorphix, Inc.                                   Delaware
SciGenics, Inc.                                     Delaware
GI Manufacturing, Inc.                              Delaware